Exhibit 23.0


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement of BJ's Wholesale Club, Inc. on Form S-8 (File No. 333-31015) of our report dated March 2, 1998 on our audits of the consolidated financial statements of BJ's Wholesale Club, Inc. and subsidiaries as of January 31, 1998 and January 25, 1997, and for the three years ended January 31, 1998, January 25, 1997 and January 27, 1996, which report is included in this Annual Report on Form 10-K.



                          /s/ COOPERS & LYBRAND L.L.P.
Boston, Massachusetts
April 21, 1998